As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Room 601, 1 Shui’an South Street

Chaoyang District, Beijing, 100012

People’s Republic of China

+86 (10) 8494-5799 — telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-234660

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(2)(4)	Proposed Maximum Offering Price Per Unit(1)(3)	Proposed Maximum Aggregate Offering Price(1)(3)(4)	Amount of Registration Fee(4)(5)
Class A Ordinary Shares, par value US$0.0925 per share
Share Purchase Contracts and Share Purchase Units(6)
Debt Securities(7)
Warrants(8)
Rights(9)
Units(10)
Total			$9,169,999.60	$1,000.45	(11)

(1)	There are being registered hereunder such indeterminate number of (i) Class A ordinary shares, (ii) share purchase contracts and share purchase units, (iii) debt securities, (iv) warrants, (v) rights and vi) units, as shall have an aggregate initial offering price not to exceed $9,169,999.60 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act. Such indeterminate amounts may from time to time be issued at indeterminate prices, in U.S. Dollars. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. This registration statement also includes such presently indeterminate number of securities as may be issuable from time to time upon conversion or upon exercise of, or in exchange for, any such convertible or exchangeable securities registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, the securities offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The proposed maximum per unit and aggregate offering prices per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)	The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	With respect to securities to be offered for sale by the Registrant, the registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933, based on the Proposed Maximum Aggregate Offering Price.

(6)	Share purchase contracts to purchase Class A ordinary shares or other securities registered hereunder. Share purchase contracts may be issued separately or as share purchase units. Share purchase units may consist of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts.

(7)	May include senior or subordinated debt.

(8)	Warrants may entitle the holder to purchase our Class A ordinary shares, debt securities or any combination thereof. Warrants may be issued independently or together with Class A ordinary shares, and the warrants may be attached to or separate from such securities.

(9)	Rights evidencing the right to purchase Class A ordinary shares, or debt securities.

(10)	Each unit may consist of one or more of the other securities described in this prospectus in any combination.

(11)	Paid herewith.

The registrant previously registered an indeterminate number of (i) ordinary shares, par value US$0.0925 per share, (ii) share purchase contracts and share purchase units, (iii) debt securities, (iv) warrants, (v) rights and (vi) units, as shall have an aggregate initial offering price not to exceed $50,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act., pursuant to a prior registration statement (“Prior Registration Statement”) on Form F-3 (File No. 333-234660) filed on November 12, 2019, which was declared effective on November 26, 2019. In April 2021, with its shareholders’ approval, the registrant implemented a dual class structure, and converted its ordinary shares to Class A ordinary shares.

As of the date of this registration statement, the maximum aggregate offering price of securities that remain to be issued in the primary offering pursuant to the Prior Registration Statement is US$45,849,998.00. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is US$9,169,999.60, which represents no more than 20% of the maximum aggregate offering price of securities remaining to be issued in the primary offering pursuant to the Prior Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Recon Technology, Ltd is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form F-3, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-3 (File No. 333-234660) of Recon Technology, Ltd, which was declared effective by the SEC on November 26, 2019, including all amendments, supplements and exhibits thereto and each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form F-3 (File No. 333-234660) are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Campbells LLP

23.1	Consent of Friedman LLP, independent registered public accounting firm

23.2	Consent of Campbells LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the Registration Statement on Form F-3 (SEC Registration No. 333-234660))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 14, 2021.

RECON TECHNOLOGY, LTD

By:	/s/ Yin Shenping
Name:	Yin Shenping
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Liu Jia
Name:	Liu Jia
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on June 14, 2021.

SIGNATURE	TITLE

/s/ Yin Shenping	Chief Executive Officer and Director
Yin Shenping	(Principal Executive Officer)

/s/ Liu Jia	Chief Financial Officer
Liu Jia	(Principal Accounting and Financial Officer)

/s/ Yu Yadong
Yu Yadong	(Authorized Representative in the United States)

*	Chief Technology Officer and Director
Chen Guangqiang

*	Director
Bi Yongquan

*	Director
Zhao Shudong

*	Director
Hu Jijun

*	Director
Nelson N.S. Wong

*	Director
Yan Changqing